                                 EXHIBIT 8(b)(4)
                   AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT
                                    (VIP II)

                   FOURTH AMENDMENT TO PARTICIPATION AGREEMENT

Western Reserve Life Assurance Co. of Ohio, Variable Insurance Products Fund II and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated June 14, 1999, as amended, by doing the following:

         The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective the 1/st/ day of December, 2003.

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

By:      /s/ Priscilla I. Hechler
         -----------------------------------
Name:    Priscilla I. Hechler
Title:   Assistant Vice President and Assistant Secretary

VARIABLE INSURANCE PRODUCTS FUND II

By:      /s/ Maria Dwyer
         ---------------------------
         Maria Dwyer
         Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:      /s/ Don Holborn
         ---------------------------
         Don Holborn
         Executive Vice President

                                   Schedule A
                                   ----------

                   Separate Accounts and Associated Contracts
                   ------------------------------------------

Name of Separate Account and                         Policy Form Numbers of Contracts
Date Established by Board of Directors               Funded By Separate Account
--------------------------------------               --------------------------
WRL Series Life Account (est. July 16, 1985)
-------------------------------------------

Product:                                             Form Number:
WRL Freedom Equity Protector (FEP)                   VLB.01.07.89
WRL Freedom Financial Builder (FFB)                  VL03
WRL Freedom Elite                                    VL90
WRL Freedom Navigator
         Single Life Product                         VL10
         Joint Second-to-Die Product                 VL20
WRL Freedom SP Plus                                  VLS.03-02.90
WRL Freedom Wealth Protector                         JLS01
WRL Xcelerator                                       VL07
WRL Freedom Wealth Builder                           VL08


WRL Series Annuity Account (est. April 12, 1988)
------------------------------------------------

Product:                                             Form Number:
WRL Freedom Attainer                                 VA00010 w/Schedule Page VA00010-A
WRL Freedom Bellwether                               VA00010 w/ Schedule Page VA00010-B
WRL Freedom Conqueror                                VA00010 w/ Schedule Page VA00010-C
WRL Freedom Variable Annuity                         VA.02.06.88
WRL Freedom Wealth Creator                           VA16
WRL Freedom Enhancer                                 VA25
WRL Freedom Premier                                  WL18
WRL Freedom Access                                   WL17


Separate Account VA U (est. August 4, 2003)
-------------------------------------------

Product:                                             Form Number:
WRL Freedom Premier III                              AV922 101 177 703